Exhibit 10.41

SPLIT DOLLAR AGREEMENT

            THIS AGREEMENT made and entered into this 18th day of December, 2008, effective as of August 18, 2005, by and between OSI RESTAURANT PARTNERS, LLC (formerly known as OUTBACK STEAKHOUSE, INC.), with principal offices and place of business in the State of Florida (hereinafter referred to as the “Company”), SHAMROCK PTC, LLC, TRUSTEE OF THE CHRIS SULLIVAN 2008 INSURANCE TRUST DATED JULY 17, 2008 (hereinafter referred to as the “Trust”), and WILLIAM T. SULLIVAN, TRUSTEE OF THE CHRIS SULLIVAN NON-EXEMPT IRREVOCABLE TRUST DATED JANUARY 5, 2000 and THE CHRIS SULLIVAN EXEMPT IRREVOCABLE TRUST DATED JANUARY 5, 2000 (collectively the “Prior Trusts”).

            WITNESSETH THAT:

            WHEREAS, Chris T. Sullivan (the “Employee”) is employed by the Company;

            WHEREAS, the Prior Trusts entered into a split-dollar life insurance arrangement with the Company, effective as of November 7, 1999 (the “1999 Agreement”) to govern the rights and obligations of the Trust and the Company with respect to life insurance policy numbers 58050001 and 58051001, each insuring the life of the Employee, each with face amounts of $6,219,128 as of January 31, 2008 (individually a “Policy” and collectively the “Policies”), both issued by John Hancock Variable Life Insurance Company (the “Insurer”);

            WHEREAS, the Company had been paying all the premiums on the Policies as an additional employment benefit for the Employee;

            WHEREAS, the Prior Trusts had collaterally assigned the Policies to the Company in order to secure the repayment of the premium payments made by the Company;

            WHEREAS, because of the potential application of Section 402 of the Sarbanes-Oxley

Act of 2002 (the “Act”) to the 1999 Agreement, the Company suspended the payment of all premium advances due under the 1999 Agreement as of the effective date of the Act;

            WHEREAS, in order to maintain a split-dollar life insurance arrangement for the Policies with the Company in light of the Act, the Prior Trusts agreed to transfer ownership of the Policies to the Company and to enter into this Agreement, to convert the 1999 Agreement from a collateral assignment split-dollar arrangement to an endorsement split-dollar arrangement, and in order to have the income and gift tax consequences of the arrangement determined under traditional split-dollar economic benefit concepts, rather than imputed interest, the Prior Trusts agreed that, on termination of the arrangement (as provided herein), the Company will be entitled to recover the greater of its premium advances or the Policies’ respective cash values, ignoring surrender or other similar charges;

            WHEREAS, the Policies have been reissued, as described herein, to the Company as the owner of each;

            WHEREAS, after the Policies were transferred to the Company, the Company released its collateral assignments of each of the Policies with the Insurer and the Company designated the Prior Trusts as the beneficiary of the Policies to the extent of any proceeds remaining after repayment of the amount due the Company;

            WHEREAS, due to the pending termination of the Prior Trusts, the Trustee of the Prior Trusts has agreed to substitute the Trust as a party to this Agreement, in place of the Prior Trusts;

            WHEREAS, the parties acknowledge that the Company is entitled to repayment of the amounts it has paid toward the premiums on each of the Policies under the 1999 Agreement prior to the transfer of the Policies to the Company;

            WHEREAS, the Company is the owner of each of the Policies and, as such, possesses all incidents of ownership in and to the Policies, except as otherwise provided herein; and

2386506.18

            WHEREAS, the Company wishes to retain such ownership rights, in order to secure the repayment of the amount due it under the 1999 Agreement and hereunder;

            NOW, THEREFORE, in consideration of the premises and of the mutual promises contained herein, the parties hereto agree as follows:

1.           Purchase of Policies.  The Trust had previously purchased the Policies from the Insurer; the Policies have been reissued to the Company as the owner, each with face amounts of $6,219,128 (as of January 31, 2008) and Increasing Death Benefit Option (as such term is defined in the Policies).  The parties hereto will take all necessary action to cause both of the Policies to conform to the provisions of this Agreement.  The parties hereto agree that the Policies shall be subject to the terms and conditions of this Agreement and of the endorsement to each of the Policies or beneficiary designation filed with the Insurer in accordance herewith.

2.           Ownership of Policies.  The Company shall be the sole and absolute owner of both of the Policies, and may exercise all ownership rights granted to the owner thereof by the terms of each of the Policies, except as may otherwise be provided herein.

3.           Designation of Policies Beneficiary/Endorsement.  The Company has executed a beneficiary designation for and/or an endorsement to each of the Policies, using the form required by the Insurer, naming itself as the beneficiary of the policy death proceeds in an amount equal to the greater of the total amount of the premiums paid by it hereunder (including all such premiums paid pursuant to the 1999 Agreement) or the cash value of each of the Policies (excluding surrender charges or other similar charges or reductions), and naming the Trust as the beneficiary of any balance of the policy death proceeds provided under each of the Policies.

4.           Election of Settlement Option.  The Trust may select the settlement option for payment of the death benefit provided under each of the Policies in excess of the amount due the Company hereunder, by specifying the same in a written notice to the Company.  The Company

2386506.18

shall promptly execute and deliver to the Insurer the forms necessary to elect the requested settlement option and to designate the Trust as the beneficiary to receive the death proceeds of each of the Policies in excess of the amount to which the Company is entitled hereunder.  The parties hereto agree to take all action necessary to cause the beneficiary designation and settlement option provisions of the Policies to conform to the provisions hereof.  The Company shall not terminate, alter or amend such designation or election without the express written consent of the Trust.

5.           Payment of Premiums.  On or before the due date of each Policy premium, or within the grace period provided therein, the Company shall pay the full amount of the annual premium on each of the Policies to the Insurer, and shall, upon request, promptly furnish the Trust evidence of timely payment of such premium.  Subject to the acceptance of such amount by the Insurer, the Company may, in its discretion, at anytime and from time to time, make additional premium payments on each of the Policies.  The Company shall annually furnish the Employee a statement of the amount of income reportable by the Employee for any Federal, state or local taxes, as applicable, as a result of the insurance protection provided the Trust as the Policies’ beneficiary.

6.            Additional Payment to Employee.  Upon the Employee reaching 65 years of age and while this Agreement is still in existence, the Company shall pay to the Employee, on or before March 15th of each year, as additional compensation, an amount equal to the estimated Federal, state and local taxes, as applicable, on the amount of income reportable by the Employee as a result of the insurance protection provided the Policy beneficiary or beneficiaries hereunder for the immediately preceding calendar year assuming the highest Federal, state and local tax, income tax bracket for a married individual or single individual as the case may be.

2386506.18

7.           Limitations on Company’s Rights in Policies.  Notwithstanding any other provision hereof or either of the Policies, the Company shall not sell, assign, transfer, surrender or cancel either of the Policies, change the beneficiary designation of either of the Policies, change the Death Benefit Option provision, or decrease the Face Amount of Insurance Death Benefit, without, in any such case, the express written consent of the Trust.

8.           Policy Loans.

a.           The Company may pledge or assign either of the Policies, subject to the terms and conditions of this Agreement, for the sole purpose of securing a loan from the Insurer or from a third party.  The amount of any such loan, including accumulated interest thereon, shall not exceed the lesser of (i) the cumulative amount of the premiums on such Policy paid by the Company hereunder (including all such premiums paid pursuant to the 1999 Agreement), less any portion thereof previously recovered by the Company through a loan from or against or a withdrawal from such Policy permitted hereunder; or (ii) the cash surrender value of such Policy (as defined therein) as of the date to which premiums have been paid.  Interest charges on such loan shall be paid by the Company.  If the Company so encumbers a Policy, other than by a policy loan from the Insurer, then, upon the death of the Employee or upon the election of the Trust hereunder to purchase such Policy from the Company, the Company shall promptly repay such loan from the death proceeds of such Policy or the amount received from the Employee for the purchase of such Policy, as the case may be, and thereafter shall promptly take all action necessary to secure the release or discharge of such encumbrance.

b.           The Company may make withdrawals from a Policy, subject to the terms and conditions hereof.  The amount of any such withdrawal shall not exceed the lesser of:  (i) cumulative amount of the premiums on such Policy paid by the Company hereunder (including all such premiums paid pursuant to the 1999 Agreement), less any portion thereof previously

2386506.18

recovered by the Company through a loan from or against a withdrawal from such Policy permitted hereunder; or (ii) the cash surrender value of such Policy (as defined therein) as of the date to which premiums have been paid, and shall reduce the amount to which the Company would otherwise be entitled hereunder.

9.           Collection of Death Proceeds.

a.           Upon the death of the Employee, the Company shall cooperate with the Trust to take whatever action is necessary to collect the death benefit provided under the Policies; when such benefit has been collected and paid as provided herein, this Agreement shall thereupon terminate.

b.           Upon the death of the Employee, the Company shall have the unqualified right to receive a portion of such death benefit equal to the greater of:  (1) the total amount of the premiums paid by it hereunder (including all such premiums paid pursuant to the 1999 Agreement) reduced by any indebtedness against either of the Policies incurred by the Company hereunder existing at the death of the Employee, including any interest due on such indebtedness, or any withdrawals made by the Company from either of the Policies; (2) or the cash value of the Policies, net of any loans from the Insurer or withdrawals permitted hereunder (excluding surrender charges or other similar charges or reductions) immediately before the death of the Employee.  The balance of the death benefit provided under the Policies, if any, shall be paid directly to the Trust, in the manner and in the amount or amounts provided in the beneficiary designation provision of each of the Policies.  In no event shall the amount payable to the Company hereunder exceed the death proceeds payable under the Policies at the death of the Employee.  No amount shall be paid from such death benefit to the beneficiary or beneficiaries designated by the Company at the direction of the Trust, until the full amount due the Company

2386506.18

hereunder has been paid.  The parties hereto agree that the beneficiary designation provision of each of the Policies shall conform to the provisions hereof.

c.           Notwithstanding any provision hereof to the contrary, in the event that, for any reason whatsoever, no death benefit is payable under either of the Policies upon the death of the Employee and in lieu thereof the Insurer refunds all or any part of the premiums paid for either of the Policies, the Company and the Trust shall have the unqualified right to share such premiums based on their respective cumulative contributions thereto.

10.           Termination of the Agreement During the Employee’s Lifetime.

a.           This Agreement shall terminate, during the Employee’s lifetime, without notice, upon bankruptcy, receivership or dissolution of the Company.

b.           In addition, either party may terminate this Agreement while no premium under either Policy is overdue, by written notice to the other party, provided that the Company shall have no power to terminate this Agreement.  Such termination shall be effective as of the date of such notice.

11.           Disposition of the Policies on Termination of the Agreement During the Employee’s Lifetime.

a.           For sixty (60) days after the date of the termination of this Agreement during the Employee’s lifetime, the Trust shall have the assignable option to purchase the Policies from the Company.  The purchase price for the Policies shall be (i) the total amount of the premium payments made by the Company hereunder (including all such premiums paid pursuant to the 1999 Agreement), less any portion thereof previously recovered by the Company as a result of a loan from or against or a withdrawal from the Policy permitted hereunder, or (ii) the then cash value of the Policies, net of any loans from the Insurer or withdrawals (excluding surrender charges or other similar charges or reductions), less any indebtedness incurred by the

2386506.18

Company secured by either Policy which remains outstanding as of the date of such termination, including any interest due on such indebtedness, or any withdrawals made by the Company from either Policy.  In no event shall the amount payable to the Company hereunder exceed the death proceeds available under the Policy at the death of the Employee.  Upon receipt of such amount, the Company shall transfer all of its right, title and interest in and to the Policies to the Trust or its assignee, by the execution and delivery of an appropriate instrument of transfer.

b.           If the Trust or its assignee fails to exercise such option within such sixty (60) day period, then, the Company may enforce its right to be repaid the amount due it hereunder by surrendering or canceling the Policies for its cash surrender value, or it may change the beneficiary designation provisions of the Policies, naming itself or any other person or entity as revocable beneficiary thereof, or exercise any other ownership rights in and to the Policies, without regard to the provisions hereof.  Thereafter, neither the Trust nor its assigns or beneficiaries shall have any further interest in and to either of the Policies, either under the terms thereof or under this Agreement.

12.           Insurer Not a Party.  The Insurer shall be fully discharged from its obligations under the Policies by payment of the death benefits of the Policies to the beneficiary or beneficiaries named in the Policies, subject to the terms and conditions of each of the Policies.  In no event shall the Insurer be considered a party to this Agreement, or any modification or amendment hereof.  No provision of this Agreement, nor of any modification or amendment hereof, shall in any way be construed as enlarging, changing, varying, or in any other way affecting the obligations of the Insurer as expressly provided in the Policies, except insofar as the provisions hereof are made a part of each of the Policies by the beneficiary designation executed by the Company and filed with the Insurer in connection herewith.

2386506.18

13.           Named Fiduciary, Determination of Benefits, Claims Procedure and Administration.

a.           Named Fiduciary.  The Company is hereby designated as the named fiduciary under this Agreement.  The named fiduciary shall have authority to control and manage the operation and administration of this Agreement, and it shall be responsible for establishing and carrying out a funding policy and method consistent with the objectives of this Agreement.

b.           Claim.  A person who believes that he or she is being denied a benefit to which he or she is entitled (hereinafter referred to as “Claimant”), or his or her duly authorized representative, may file a written request for such benefit with the Chief Legal Officer of the Company (the “First Level Reviewer”) setting forth his or her claim.  Such claim must be addressed to the Chief Legal Officer of the Company, at its then principal place of business.

c.           Claim Decision.  Upon receipt of a claim, the First Level Reviewer shall advise the Claimant that a reply will be forthcoming within a reasonable period of time, but ordinarily not later than ninety (90) days, and shall, in fact, deliver such reply within such period.  However, the First Level Reviewer may extend the reply period for an additional ninety (90) days for reasonable cause.  If the reply period will be extended, the First Level Reviewer shall advise the Claimant in writing during the initial ninety (90) day period indicating the special circumstances requiring an extension and the date by which the First Level Reviewer expects to render the benefit determination.

            If the claim is denied in whole or in part, the First Level Reviewer will render a written opinion, using language calculated to be understood by the Claimant, setting forth:

(1)           the specific reason or reasons for the denial;

2386506.18

(2)           the specific references to pertinent provisions of the Agreement on which the denial is based;

(3)           a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation as to why such material or such information is necessary;

(4)           appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review, including a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review; and

(5)           the time limits for requesting a review of the denial under Section 13(c) hereof and for the actual review of the denial under Section 13(d) hereof.

d.           Request for Review.  Within sixty (60) days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Chairman of the Compensation Committee of the Board of Directors of the Company ( the “Second Level Reviewer”) review the First Level Reviewer’s prior determination.  Such request must be addressed to the Chairman of the Compensation Committee of the Board of Directors of the Company, at its then principal place of business.  The Claimant or his or her duly authorized representative may submit written comments, documents, records or other information relating to the denied claim, which such information shall be considered in the review under this subsection without regard to whether such information was submitted or considered in the initial benefit determination.

         The Claimant or his or her duly authorized representative shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information which (i) was relied upon by the First Level Reviewer in making

2386506.18

its initial claims decision, (ii) was submitted, considered or generated in the course of the First Level Reviewer making its initial claims decision, without regard to whether such instrument was actually relied upon by the First Level Reviewer in making its decision or (iii) demonstrates compliance by the First Level Reviewer with its administrative processes and safeguards designed to ensure and to verify that benefit claims determinations are made in accordance with this Agreement and that, where appropriate, the provisions of this Agreement have been applied consistently with respect to similarly situated claimants.  If the Claimant does not request a review of the First Level Reviewer’s determination within such sixty (60) day period, he or she shall be barred and estopped from challenging such determination.

e.           Review of Decision.  Within a reasonable period of time, ordinarily not later than sixty (60) days, after the Second Level Reviewer’s receipt of a request for review, it will review the First Level Reviewer’s prior determination.  If special circumstances require that the sixty (60) day time period be extended, the Second Level Reviewer will so notify the Claimant within the initial sixty (60) day period indicating the special circumstances requiring an extension and the date by which the Second Level Reviewer expects to render its decision on review, which shall be as soon as possible but not later than 120 days after receipt of the request for review.  In the event that the Second Level Reviewer extends the determination period on review due to a Claimant’s failure to submit information necessary to decide a claim, the period for making the benefit determination on review shall not take into account the period beginning on the date on which notification of extension is sent to the Claimant and ending on the date on which the Claimant responds to the request for additional information.

            The Second Level Reviewer has discretionary authority to determine a Claimant’s eligibility for benefits and to interpret the terms of this Agreement.  Benefits under this Agreement will be paid only if the Second Level Reviewer decides in its discretion that the

2386506.18

Claimant is entitled to such benefits.  The decision of the Second Level Reviewer shall be final and non reviewable, unless found to be arbitrary and capricious by a court of competent review.  Such decision will be binding upon the Company and the Claimant.

            If the Second Level Reviewer makes an adverse benefit determination on review, the Second Level Reviewer will render a written opinion, using language calculated to be understood by the Claimant, setting forth:

(1)           the specific reason or reasons for the denial;

(2)           the specific references to pertinent provisions of the Agreement on which the denial is based;

(3)           a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information which (i) was relied upon by the Second Level Reviewer in making its decision, (ii) was submitted, considered or generated in the course of the Second Level Reviewer making its decision, without regard to whether such instrument was actually relied upon by the Second Level Reviewer in making its decision or (iii) demonstrates compliance by the Second Level Reviewer with its administrative processes and safeguards designed to ensure and to verify that benefit claims determinations are made in accordance with this Agreement, and that, where appropriate, the provisions of  this Agreement have been applied consistently with respect to similarly situated claimants; and

(4)           a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following the adverse benefit determination on such review.

14.           Amendment.  This Agreement may not be amended, altered or modified, except by a written instrument signed by the parties hereto, or their respective successors or assigns, and may not be otherwise terminated except as provided herein.

2386506.18

15.           Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and the Trust, its successors, assigns, administrators and beneficiaries.

16.           Notices.  Any notice, consent or demand required or permitted to be given under the provisions of this Agreement shall be in writing, and shall be signed by the party giving or making the same.  If such notice, consent or demand is mailed to a party hereto, it shall be sent by United States certified mail, postage prepaid, addressed to such party’s last known address as shown on the records of the Company.  The date of such mailing shall be deemed the date of notice, consent or demand.

17.           Governing Law.  This Agreement, and the rights of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of Florida.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement, in duplicate, as of the day and year first above written.

OSI RESTAURANT PARTNERS, LLC

By: /s/ Joseph J. Kadow_____________
Name: Joseph J Kadow
Title: Executive Vice President_______

ATTEST:

/s/ Kelly B. Lefferts
Kelly B. Lefferts,
Assistant Secretary

“COMPANY”

THE CHRIS SULLIVAN 2008 INSURANCE
TRUST DATED JULY 17, 2008

By:  SHAMROCK PTC, LLC

       /s/ Jill N. Creager________________
       Jill N. Creager                         Trustee

   “TRUST”

2386506.18

CHRIS SULLIVAN NON-EXEMPT IRREVOCABLE
TRUST DATED JANUARY 5, 2000

By:  /s/ William T. Sullivan________________
       William T. Sullivan,                        Trustee

CHRIS SULLIVAN EXEMPT IRREVOCABLE
TRUST DATED JANUARY 5, 2000

By:  /s/ William T. Sullivan________________
       William T. Sullivan,                        Trustee

“PRIOR TRUSTS”

2386506.18

EXHIBIT A

            The following life insurance Policies are subject to the Split Dollar Agreement to which this Exhibit is attached:

Insurer  John Hancock Variable Life Insurance Company

Insured  Chris T. Sullivan______________________

Policy Number  58051001______________________

Date of Issue  November 7, 1999________________

Face Amount  $6,219,128 (as of January 31, 2008)__

Death Benefit Option  Increasing Death Benefit Option

Insurer  John Hancock Variable Life Insurance Company

Insured  Chris T. Sullivan______________________

Policy Number  58050001______________________

Date of Issue  November 7, 1999_________________

Face Amount  $6,219,128 (as of January 31, 2008)___

Death Benefit Option  Increasing Death Benefit Option

2386506.18

2